Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Amendment No. 1 to Form S-4 of First Western Financial, Inc. of our report dated March 12, 2021 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of First Western Financial, Inc. for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Denver, Colorado

October 26, 2021